Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

                The undersigned certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  the Quarterly Report on Form 10-Q of Firstwave Technologies, Inc. (the “Company”) for the quarterly period ended June 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 9, 2002	/s/ Richard T. Brock
Richard T. Brock
Chief Executive Officer

Dated: August 9, 2002	/s/ Judith A. Vitale
Judith A. Vitale
Chief Financial Officer